EXHIBIT 32.1

CERITIFCATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Language Enterprises Corp., a Nevada corporation (the “Company”), on Form 10-QSB for the period ending October 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jonathan Moore, President and Principal Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report duly complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jonathan Moore
Jonathan Moore, President and
Principal Executive Officer and
Chief Financial Officer

December 11, 2006